UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2017

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

366 Walker Drive

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Term Loan Credit Agreement and Amended and Restated Guaranty and Collateral Agreement

On April 28, 2017 (the “Effective Date”), Rex Energy Corporation (the “Company”) entered into a term loan credit agreement (the “Credit Agreement”) with Angelo, Gordon Energy Servicer, LLC (“AGES”), as administrative agent (in such capacity, the “Administrative Agent”), AGES, as collateral agent (in such capacity, the “Collateral Agent”), Macquarie Bank Limited, as issuing bank (in such capacity, the “Issuing Bank”) and the lenders from time to time party thereto. Co-lenders on the Effective Date included: funds advised by AB Private Credit Investors LLC, including AB Energy Opportunity Fund L.P.; Canyon Partners, LLC; an affiliate of MSD Partners, L.P.; and TSSP. The Credit Agreement amended and restated the Company’s existing amended and restated senior secured revolving credit agreement (the “Existing Credit Agreement”). The Credit Agreement provides for (x) a $143,500,000 secured term loan facility (the “Term Facility”) and (y) a $156,500,000 secured delayed draw term loan facility (the “Delayed Draw Term Facility”), which includes a letter of credit subfacility (the “Letter of Credit Subfacility”). The proceeds of the Loans under the Credit Agreement will be used for refinancing of loans under the Existing Credit Agreement, payment of fees and expenses related thereto, cash collateralizing letters of credit under the Letter of Credit Subfacility and general corporate purposes. The maximum commitments of the lenders under the Credit Agreement are currently limited to $300,000,000. Amounts borrowed and repaid may not be reborrowed. The maturity date for the loans under the Term Facility and the loans drawn under the Delayed Draw Term Facility is the earlier of (a) April 28, 2021 and (b) the date that is six months prior to the maturity of the Company’s 1.00/8.00% Senior Secured Second Lien Notes due 2020 (the “Second Lien Notes”) outstanding on the Effective Date unless less than $25,000,000 Second Lien Notes are then outstanding and no Event of Default (as defined in the Credit Agreement) exists on such date. The commitments under the Delayed Draw Term Facility expire if not drawn prior to the earlier of (a) April 28, 2018 and (b) the date upon which the Borrower terminates such commitments.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to the “Adjusted LIBO Rate” (subject to a 1.00% floor) plus an 8.75% per annum margin. The “Adjusted LIBO Rate” is equal to the product of: (i) three month LIBOR multiplied by (ii) the statutory reserve rate. Upon the occurrence and continuance of an Event of Default all outstanding loans shall bear interest at a rate equal to 4.00% per annum plus the then-effective rate of interest. Interest is payable on the last Business Day of each March, June, September and December.

The Credit Agreement requires the Company to prepay the loans with 100% of the net cash proceeds received from certain asset sales, swap terminations, incurrences of borrowed money indebtedness, casualty events and equity issuances, subject to certain exceptions and specified reinvestment rights. Prepayments based on 75% of excess cash flow are required until no more than $287,950,000 in Second Lien Notes remain outstanding, at which time, prepayments based on 50% of excess cash flow will be required. Prepayments (including mandatory prepayments), terminations, refinancing, reductions and accelerations under the Credit Agreement are subject to (x) a yield maintenance amount equal to the interest which would have accrued on such prepaid, terminated, refinanced, reduced or accelerated amount during the period beginning on the date of such prepayment, termination, refinancing, reduction or acceleration and ending on the date that is 30 months after the Effective Date and (y) a call protection amount (a) during the period commencing on the Effective Date and ending on the date that is 30 months thereafter, in an amount equal to 3.0% of such prepaid, terminated, refinanced, reduced or accelerated amount and (b) during the period commencing on the date that is 30 months and 1 day after the Effective Date and ending on the date that is 36 months after the Effective Date, an amount equal to 1.0% of such prepaid, terminated, refinanced, reduced or accelerated amount.

The Credit Agreement contains covenants that restrict the ability of the Company and its subsidiaries to, among other things, materially change the nature of its business, make dividends, enter into transactions with affiliates, create or acquire additional subsidiaries, incur indebtedness, sell assets, make loans to others, make investments, enter into mergers, incur liens, and enter into agreements regarding swap and other derivative transactions.

The Credit Agreement also requires the Company to comply with the following financial covenants: (1) as of the last day of any fiscal quarter ending on or after December 31, 2017, the PDP Coverage Ratio (as defined in the Credit Agreement) will not be less than 1.65 to 1.00; (2) as of the last day of any fiscal quarter ending on or after March 31, 2017, the ratio of Net Senior Secured Debt (as defined in the Credit Agreement) as of such date to

EBITDAX (as defined in the Credit Agreement) for the period of four fiscal quarters then ending on such day will not be greater than 3.25 to 1.00 (provided that EBITDAX for the four fiscal quarters ending on (i) March 31, 2017 shall be EBITDAX for the fiscal quarter then ending multiplied by four and (ii) June 30, 2017 shall be EBITDAX for the two fiscal quarters then ending multiplied by two); and (3) as of the last day of any fiscal quarter ending on or after September 30, 2017, the ratio EBITDAX for the four fiscal quarters then ending to cash interest expense will not be less than (i) 1.00 to 1.00 for any fiscal quarter ending on or before December 31, 2017 and (ii) 1.30 to 1.00 for each fiscal quarter thereafter.

The obligations of the Company under the Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement). Events of Default include customary events for a financing agreement of this type, including, without limitation, payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other indebtedness of the Company or its subsidiaries, bankruptcy or related defaults, defaults related to judgments and the occurrence of a Change of Control (as such term is defined in the Credit Agreement).

Obligations under the Credit Agreement are secured by mortgages on oil and gas properties of the Company and its subsidiaries. In connection with the Credit Agreement, the Company and the Company’s wholly owned subsidiaries, Rex Energy I, LLC, Rex Energy Operating Corp., PennTex Resources Illinois, Inc., Rex Energy IV, LLC, and R.E. Gas Development, LLC (collectively, the “Guarantors” and together with the Company, the “Grantors”), entered into an amended and restated guaranty and collateral agreement, dated as of April 28, 2017, in favor of the Collateral Agent for the lenders from time to time party to the Credit Agreement, the secured swap parties and the issuing bank (the “Guaranty and Collateral Agreement”). Pursuant to the Guaranty and Collateral Agreement, each of the Guarantors, jointly and severally, guaranteed the prompt and complete payment of the Company’s obligations under the Credit Agreement. In addition, each Grantor granted, as security for the prompt and complete payment and performance when due of such Grantor’s obligations, a security interest in substantially all of its assets, including equity interests in other Guarantors, as applicable.

The foregoing descriptions of the Credit Agreement and the Guaranty and Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of these agreements. A copy of the Term Loan Credit Agreement and the Amended and Restated Guaranty and Collateral Agreement will be filed with the Company’s Periodic Report on Form 10-Q for the quarter ending June 30, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

Date: May 2, 2017	By:	/s/ Jennifer L. McDonough
		Name:	Jennifer L. McDonough
		Title:	Sr. Vice President, General Counsel and Corporate Secretary